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                                                                   EXHIBIT 10.18

                                January 20, 2005

Jon S. Saltzman
435 Dreshertown Road
Ft. Washington, PA 19034

Dear Jon:

This is to confirm that upon the Closing you will assume the position of President of United America Indemnity, Ltd., and the terms of the executive employment agreement between you and Penn-America Group, Inc, dated as of October 14, 2004 (the "Agreement") shall continue. Please acknowledge these plans by signing and returning this letter to me. Capitalized terms used herein shall have the meanings set forth in the Agreement.

Sincerely,

/s/ David Bradley
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David Bradley
CEO, United America Indemnity, Ltd.

ACCEPTED AND AGREED:

/s/ Jon S. Saltzman
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Jon S. Saltzman